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Exhibit 23.1

Consent of Independent Auditors

        We hereby consent to the incorporation in this Registration Statement on Form S-3 of our report dated March 19, 2003 relating to the financial statements and financial statement schedules, which appear in Protective Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Financial Information" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
November 7, 2003

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  Exhibit 23.1
Consent of Independent Auditors